UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________

FORM 8-K
_____________

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):      May 18, 2009

____________

ACACIA RESEARCH CORPORATION
(Exact name of Registrant as Specified in its Charter)

Delaware	000-26068	95-4405754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Newport Center Drive, Newport Beach, California (Address of Principal Executive Offices)	92660
(Zip Code)

Registrant's telephone number, including area code:   (949) 480-8300

               Not Applicable
(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 18, 2009, Performance Pricing, Inc.,  a subsidiary of Acacia Research Corporation, entered into a settlement agreement with Yahoo! Inc.  The settlement agreement resolves patent litigation, Case No. 2:07-cv-432 (LED), that was pending against Yahoo! In the United States District Court for the Eastern District of Texas.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACACIA RESEARCH CORPORATION

Date: May 19, 2009	By: /s/ Paul R. Ryan
Name: Paul R. Ryan
Title: Chairman and Chief
Executive Officer